UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2013

GSE Holding, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, GSE Holding, Inc. (the “Company”) is filing this Amendment to its Current Report on Form 8-K originally filed on May 9, 2013 (the “Original Form 8-K”) solely for the purpose of disclosing the Company’s decision on the frequency of future advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders

(d)           In the proxy statement that the Company provided to its stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), Proposal Four (Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officers Compensation) asked that stockholders vote, on an advisory basis, to recommend the frequency of future advisory votes on executive compensation.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the Annual Meeting, 4,593,966 shares were voted in favor of holding say on pay votes every year, 26,670 shares were voted in favor of holding say on pay votes every two (2) years, and 12,875,758 shares were voted in favor of holding say on pay votes every three (3) years.

Consistent with the stockholders’ vote on Proposal Four, the Board of Directors has decided that the Company will hold an advisory vote to approve named executive officer compensation every three (3) years.

Accordingly, the Company will next include an advisory vote to approve named executive officer compensation in 2016 in its proxy materials.  The next stockholder non-binding, advisory vote on the frequency of these votes will be held no later than the Company’s Annual Meeting of Stockholders in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2013

GSE HOLDING, INC.

/s/ Mark A. Whitney
By:	Mark A. Whitney
Title:	Vice President, General Counsel & Secretary